Deutsche Bank

Annual Media Conference

Christian Sewing, Chief Executive Officer
4 February 2021, Frankfurt am Main

Profitable despite transformation

- Return to post-tax profit
- Proven business model
- Discipline in costs and risk
- Strong balance sheet to support clients
- Flexible in extraordinary times

Three phases of our transformation

- 2018 ✓ Stabilisation
- 2019-2020 ✓ Transformation
- 2021+ Sustainable profitability

Growing revenues

Core Bank revenues[1] excluding specific items (€ bn)



Group
23.2
4%
24.0
22.8
6%
24.2
~0.4% CAGR
~24.4
Corporate Bank
5.2
5.2
Investment Bank
7.0
9.3
Private Bank
8.1
8.1
Asset Management
2.3
2.2
2019
2020
2022 Group revenue plan

Note: Throughout this presentation totals may not sum due to rounding differences.
(1) Corporate & Other revenues (FY 2019: € 147m, FY 2020: € (530)m) are not shown on this chart but are included in Core Bank totals

Cost reduction on track

Adjusted costs ex. transformation charges (€ bn)(1)


23,9
22,8
21,5
19,5
16,7
2017
2018
2019
2020
2022 target

(1) Excluding expenses eligible for reimbursement related to Prime Finance. Reimbursement is effective from 1 December 2019.

Transformation drives profitability

Adjusted profit (loss) before tax (PBT) (€ bn)[1]



Group reported PBT
(2.6)
1.0
52%
Core Bank
2.7
4.2
Capital Release Unit
(2.4)
(2.0)
2019
2020

(1) Profit (loss) before tax (reported) 2020: Core Bank € 3.2bn, Capital Release Unit € (2.2)bn

We continue to invest

Technology & Controls

- Stable technology
- Paradigm shift with Google Cloud
- Sale of Postbank Systems
- Investments in systems and controls

Strong balance sheet

Common Equity Tier 1 (CET1) capital ratio



13.6%
13,6%
13,6%
>12.5%
Regulatory requirement
10.4%
2018
2019
2020
2022 target

Part of the solution

€ 1.7 trillion

43% increase in bond issuance volumes in 2020

>€ 12 billion

#1 sponsor of KfW programs

>250,000

Inquiries to our Coronavirus Helpdesk

Client trust is growing

% of respondents in Germany trusting Deutsche Bank



Retail clients
Corporate clients
70
69
62
60
64
63
59
56
54
53
66
64
66
65
69
60
72
71
2012
2013
2014
2015
2016
2017
2018
2019
2020

Source: Group Brand Market Research (GBMR) Reputation Tracking, January 2021

High employee engagement

79% Employees support our transformation

87% Employees believe in our resilience

78% Employees support our purpose

Source: Group Brand Market Research (GBMR) Employee Barometer, January 2021

Investors acknowledge our progress

Share price development[(1)]



160%
140%
120%
100%
80%
60%
40%
01/20
04/20
07/20
10/20
01/21
US banks
EU banks

(1) Bloomberg, data as of 3 Feb 2021, EU banks represented by Europe 600 Banks Index, US Banks by KBW Nasdaq Bank Index

Funding costs are decreasing

5-year Credit Default Swaps (CDS) (bps)[1]



180
160
140
120
100
80
60
40
01/20
03/20
05/20
07/20
09/20
11/20
01/21
03/21

(1) Bloomberg, data as of 3 Feb 2021

Deutsche Bank

Annual Media Conference 2021

James von Moltke, Chief Financial Officer

4 February 2021, Frankfurt am Main

1 billion euros in profit before tax in 2020

Group profit (loss) before tax (€ bn)



1,0
1.8
0.1
0.7
1.0
(2,6)
2019 Reported
Non-recurrence of goodwill impairments
Lower transformation charges
Lower restructuring & severance
Growth in adjusted profit(1)
2020 Reported

Note: Throughout this presentation totals may not sum due to rounding differences.
(1) Adjusted profit (loss) before tax is calculated by adjusting the profit (loss) before tax under IFRS for specific revenue items, transformation charges, impairment of goodwill and other intangible assets and restructuring and severance expenses.

12th consecutive quarter of cost reductions

Adjusted cost ex. transformation charges(1) (€ bn)



Bank levies
Prime Finance(2)
0.7
5.7
5.6
5.5
5.4
0.6
5.3
5.3
5.2
5.0
0.1
0.5
4.9
0.1
0.1
4.7
0.1
4.7
0.1
4.6
0.1
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2018
2019
2020

(1) Adjusted costs are calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) litigation charges, net and (iii) restructuring and severance from noninterest expenses under IFRS. Q4 2020 reported noninterest expenses: € 5.0bn

(2) Expenses eligible for reimbursement related to Prime Finance

Benefiting from a well-diversified loan portfolio

Net provisions for credit losses, full year (€ bn)


bps of average loans
17
41
0,7
1,8
2019
2020

Loan book composition[1], 31 Dec 2020


Other(2)
3%
Investment Bank
16%
Corporate Bank
27%
Private Bank
55%

(1) Loans at amortized cost gross of allowances for loan losses (€ 432bn as of 31 Dec 2020)
(2) Including Capital Release Unit (1%) and Corporate & Other (2%)

Sustained capital strength

Common Equity Tier 1 (CET1) capital ratio[1]


13.6%
13.3%
(28)
60
13.6%
Q4 2019
Q3 2020
RWA change (bps)
Capital change (bps)
Q4 2020

(1) Movements in basis points period end

Corporate Bank: 2020 performance

Revenues ex. specific items (€ bn)


(2%)
5,2
5,2
2019
2020

Profit (loss) before tax (€ m)


(20%)
894
714
561
2020 Reported
Specific revenue and cost items(1)
2020 Adjusted
2019 Adjusted

Note: Revenues (reported) 2020: € 5.1bn; 2019: € 5.2bn
Throughout this presentation revenues excluding specific items are calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time

(1) Specific revenue and cost items include specific revenue items €16m, transformation charges € 59m, restructuring & severance € 78m

Investment Bank: 2020 performance

Revenues ex. specific items (€ bn)



32%
7,0
9,3
2019
2020

Profit (loss) before tax (€ m)



3.171
3.252
929
2020 Reported
Specific revenue and cost items(1)
2020 Adjusted
2019 Adjusted

(1) Note: Revenues (reported) 2020: € 9.3bn; 2019: € 7.0bn
(2) Specific revenue and cost items include specific revenue items €(28)m, transformation charges € 84m, restructuring & severance € 26m

Private Bank: 2020 performance

Revenues ex. specific items (€ bn)



8,1
8,1
2019
2020

Profit (loss) before tax (€ m)



(3%)
493
507
(124)
2020 Reported
Specific revenue and cost items(1)
2020 Adjusted
2019 Adjusted

(1) Note: Revenues (reported) 2020: € 8.1bn; 2019: € 8.2bn
(2) Specific revenue and cost items include specific revenues items: € (26)m; transformation charges € 122m; restructuring & severance € 520m.

Asset Management: 2020 performance

Revenues ex. specific items (€ bn)



Net inflows (€ bn)
25
30
(4%)
2,3
2,2
2019
2020

Profit (loss) before tax (€ m)



9%
544
586
539
2020 Reported
Specific revenue and cost items (1)
2020 Adjusted
2019 Adjusted

(1) Note: Revenues (reported) 2020: € 2.2bn; 2019: € 2.3bn
(2) Specific revenue and cost items include transformation charges € 5m; restructuring & severance € 37m.

Capital Release Unit: 2020 performance

€ bn

Leverage exposure[1]


(74%)
281
127
72
2018
2019
2020

Risk weighted assets[1]


(52%)
72
46
34
2018
2019
2020

Noninterest expenses


(43)%
3,4
2,0
2019
2020

(1) As of year end / 31 December.

Delivered on all milestones

	2020 milestones	2020 achievements	
Adjusted costs(1)	€ 19.5bn	€ 19.5bn	✓
Provision for credit losses (in bps of average loans)	35 – 45bps	41bps	✓
Leverage ratio(2)	4.5%	4.7%	✓
CET 1 ratio	~13.0%	13.6%	✓
Capital Release Unit risk weighted assets	€ 38bn	€ 34bn	✓
Sustainable financing and investing volumes	>€ 20bn	>€ 40bn	✓

(1) Excluding transformation charges of € 490m and expenses of € 360m incurred in 2020 eligible for reimbursement related to Prime Finance. 2020 reported noninterest expenses: € 21.2bn, 2020 reported Adjusted costs: € 20.4bn.

(2) 2020 leverage exposure excludes certain central bank balances following the implementation of the CRR Quick Fix

Deutsche Bank

Annual Media Conference

Christian Sewing, Chief Executive Officer
4 February 2021, Frankfurt am Main

Focus on sustainable profitability

- 2018 — ✓ Stabilisation
- 2019-2020 — ✓ Transformation
- 2021+ — ▶ Sustainable profitability

Well positioned for key structural trends


Investment Bank
Corporate Bank
Asset Management
Private Bank

1. Global financing & transformation
2. Wealth preservation
3. Deep local presence
4. Sustainability

Private Bank priorities

- Strong advisory capabilities to support wealth preservation
- Strengthen relationship with cooperation partners
- Focus on sustainable solutions and products
- Expansion of digital offering and adaptation of branch network



Revenues ex specific items (€ bn)
~2%
CAGR
8.1
8.1
8.3
2019
2020
2021
2022
Outlook

Corporate Bank priorities

- Build on existing strengths as Global Hausbank
- Further growth in Asia Pacific region
- New dedicated service offering for 800k small and micro-sized clients
- Compensate interest rate headwinds

Revenues ex specific items (€ bn)



4%
CAGR
5.2
5.2
5.5
2019
2020
2021
2022
Outlook

Investment Bank priorities

- Further development of Origination & Advisory business
- Continued strategic transformation of Fixed Income & Currencies business
- Maintain disciplined risk management across Financing business



Revenues ex specific items (€ bn)
7% CAGR
7.0
9.3
8.5
2019
2020
2021
2022
Outlook

Asset Management priorities

- Leverage strong position in European home market globally
- Continue expansion of ESG product range
- Further increase efficiency

Revenues ex specific items (€ bn)


2.3
2.2
2.3
2019
2020
2022
Outlook

Further cost reductions

Adjusted costs ex. transformation charges (€ bn)[(1)]



22.8
(1.3)
21.5
(2.0)
19.5
16.7
2018
2019
2020
2022 target

(1) Adjusted costs excluding transformation charges and expenses eligible for reimbursement related to Prime Finance.

Our agenda

Management priorities

- Client Centricity
- Leadership
- Technology
- Risk Management
- Sustainability

Our 2022 targets

Group revenue plan	Adjusted costs[1]	CET1 ratio	Group RoTE
€~24.4 bn	€ 16.7bn	>12.5%	8%

❯ € 5bn for distribution from 2022

(1) Adjusted costs excluding transformation charges

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2020 and SEC Form 20-F are scheduled to be published on 12 March 2021.

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 20 March 2020 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2020 Financial Data Supplement, which is accompanying this presentation and available at www.db.com/ir.